UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2004

Dana Corporation

(Exact name of registrant as specified in its charter)

Virginia	1-1063	34-4361040

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

4500 Dorr Street, Toledo, Ohio	43615

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 535-4500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Signatures
Exhibit Index
PRESS RELEASE DATED OCTOBER 20, 2004
EX-99.2 SLIDE PRESENTATION FOR OCTOBER 20, 2004

Item 2.02. Results of Operations and Financial Condition.

     On October 20, 2004, Dana issued a news release regarding its earnings for the three months and nine months ended September 30, 2004. A copy of that release is furnished as Exhibit 99.1 to this Current Report.

     The earnings release includes an expectation for 2004 earnings per share (EPS), excluding unusual items, in the range of $1.60 to $1.65 per share. As a result of excluding unusual items, this EPS range was not determined in accordance with accounting principles generally accepted in the United States (GAAP). Management uses this measure because the full-year effect of unusual items, such as gains or losses on the sale of Dana Credit Corporation (DCC) assets and the divestiture of Dana’s automotive aftermarket business, cannot reasonably be quantified at this time.

     The earnings release also includes tables showing (i) Dana Corporation (Including Dana Credit Corporation on an Equity Basis), Condensed Statements of Income (Unaudited) for the Three Months and Nine Months Ended September 30, 2004 and 2003; (ii) Dana Corporation (Including Dana Credit Corporation on an Equity Basis), Condensed Balance Sheets (Unaudited) as of September 30, 2004 and December 31, 2003; and (iii) Dana Corporation (Including Dana Credit Corporation on an Equity Basis), Cash Flow Impacts on Net Debt for the Three Months and Nine Months Ended September 30, 2004 and 2003. As GAAP requires that DCC be included on a consolidated basis, these tables contain non-GAAP financial measures. For each of these tables the earnings release also includes (i) a presentation of the most directly comparable financial measures calculated and presented in accordance with GAAP and (ii) a quantitative reconciliation of the differences between the non-GAAP financial measures disclosed and the most directly comparable GAAP financial measures. Management believes that the presentation of the non-GAAP financial measures provides useful information to investors regarding Dana’s financial condition and results of operations because management evaluates Dana’s operating segments and regions as if DCC were accounted for on the equity method of accounting. This is done because DCC is not homogenous with Dana’s manufacturing operations, its financing activities do not support the sales of the other operating segments and its financial and performance measures are inconsistent with those of the other operating segments. Moreover, the financial covenants contained in Dana’s long-term bank facility are measured with DCC accounted for on an equity basis.

Item 7.01. Regulation FD Disclosure.

     During a conference call scheduled to be held at 10:00 a.m. EDT on October 20, 2004, Dana’s Chairman and Chief Executive Officer Michael J. Burns and Chief Financial Officer Robert C. Richter intend to present the slide presentation that is furnished as Exhibit 99.2 to this Current Report.

     Certain slides in this presentation include financial measures which are not presented in accordance with GAAP. These include slides 4 and 25 (which present EPS excluding unusual items); slides 5 through 9, 11 and 26 (which include DCC on an equity basis); and slides 4 and 13 (which present net income excluding unusual items). Some of these slides contain on their face a quantitative reconciliation of the differences between the non-GAAP financial measures disclosed and the most directly comparable financial measures calculated and presented in accordance with GAAP. Slides 29 and 30 of the presentation; Item 2.02, above; and Dana’s earnings release in the attached Exhibit 99.1 also contain information about the reconciliation of some of these non-GAAP financial measures to comparable GAAP financial measures and an explanation of why management believes the non-GAAP financial measures provide useful information to investors.

     In addition, slide 24 of the presentation and Dana’s earnings release in the attached Exhibit 99.1 indicate that management now expects the sale of the company’s automotive aftermarket businesses to The Cypress Group to be completed in November 2004. This updates information contained in Dana’s Current Report on Form 8-K filed on September 28, 2004, that the transaction was expected to close in October.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

	99.1	Press release of Dana Corporation dated October 20, 2004 (furnished but not filed pursuant to Item 2.02)

	99.2	Slide presentation for October 20, 2004 conference call (furnished but not filed pursuant to Item 7.01)

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dana Corporation (Registrant)

Date: October 20, 2004	By: /s/ Robert C. Richter
Name: Robert C. Richter
Title: Chief Financial Officer

Exhibit Index

99.1	Press release of Dana Corporation dated October 20, 2004
99.2	Slide presentation for October 20, 2004 conference call

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